(a) Form of Articles Supplementary designating Class Q incorporated by reference to Post-Effective Amendment No. 13 to the Registrant's Registration Statement on Form N-1A as filed on January 4, 2000.

(e) Form of Investment Management Agreement between the Fund and Pilgrim Investments, Inc. and Form of Portfolio Management Agreement with HSBC Asset Management (Americas) Inc. and HSBC Asset Management (Hong Kong) Limited relating to Asia-Pacific Equity Fund are incorporated by reference to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A as filed on September 2, 1999.